Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them Statements on Schedule 13D or Schedule 13G, as applicable (including amendments thereto), with regard to the securities of AmSurg Corp., and further agree that this Joint Filing Agreement be included as an Exhibit to any such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement as of July 25, 2014.

[Remainder of Page Intentionally Left Blank]

HELLMAN & FRIEDMAN CAPITAL PARTNERS VI, L.P.

By: Hellman & Friedman Investors VI, L.P., its general partner

By: Hellman & Friedman LLC, its general partner

By:	/s/ Allen R. Thorpe
Name:	Allen R. Thorpe
Title:	Managing Director

HELLMAN & FRIEDMAN CAPITAL PARTNERS VI (PARALLEL), L.P.

By: Hellman & Friedman Investors VI, L.P., its general partner

By: Hellman & Friedman LLC, its general partner

By:	/s/ Allen R. Thorpe
Name:	Allen R. Thorpe
Title:	Managing Director

HELLMAN & FRIEDMAN CAPITAL EXECUTIVES VI, L.P.

By: Hellman & Friedman Investors VI, L.P., its general partner

By: Hellman & Friedman LLC, its general partner

By:	/s/ Allen R. Thorpe
Name:	Allen R. Thorpe
Title:	Managing Director

HELLMAN & FRIEDMAN CAPITAL ASSOCIATES VI, L.P.

By: Hellman & Friedman Investors VI, L.P., its general partner

By: Hellman & Friedman LLC, its general partner

By:	/s/ Allen R. Thorpe
Name:	Allen R. Thorpe
Title:	Managing Director

SUNBEAM GP HOLDINGS LLC

By: Hellman & Friedman Capital Partners VI, L.P., its sole managing member

By: Hellman & Friedman Investors VI, L.P., its general partner

By: Hellman & Friedman LLC, its general partner

By:	/s/ Allen R. Thorpe
Name:	Allen R. Thorpe
Title:	Managing Director